Exhibit 16.1

February 27, 2024

U.S. Securities and Exchange Commission

Office of the Chief Accountant100 F Street, NE

Washington, DC 20549

Re: Axon Enterprise, Inc.

File No. 001-16391

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Axon Enterprise, Inc. dated February 27, 2024, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP